SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant       |X|
Filed by a party other than the registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement    |_|   Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                    Harrodsburg First Financial Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
--------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
         (5) Total fee paid:
--------------------------------------------------------------------------------
  |_|   Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
  |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
--------------------------------------------------------------------------------
         (1) Amount previously paid:
--------------------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
         (3) Filing Party:
--------------------------------------------------------------------------------
         (4) Date Filed:
--------------------------------------------------------------------------------

                                     [LOGO]
                    Harrodsburg First Financial Bancorp, Inc.
                        104 S. Childes St., P.O. Box 384
                              Harrodsburg, KY 40330




December 22, 1999

Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of Harrodsburg First Financial Bancorp, Inc., (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders to be held at the Ragged Edge Community Theater, 111 South Main Street, Harrodsburg, Kentucky on January 24, 2000, at 5:30 p.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, the Chairman and Chief Executive Officer, Arthur L. Freeman, will report on the operations of the Company. Directors and officers of the Company, as well as a representative of Miller, Mayer, Sullivan & Stevens, LLP, certified public accountants, will be present to respond to any questions stockholders may have.

     The matters to be considered by stockholders at the Annual Meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement. The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting. YOUR VOTE IS VERY IMPORTANT.

                                  Sincerely,


                                  /s/ Jack D. Hood
                                  ----------------------------------------------
                                  Jack D. Hood
                                  President

--------------------------------------------------------------------------------
                    HARRODSBURG FIRST FINANCIAL BANCORP, INC.
                             104 SOUTH CHILES STREET
                        HARRODSBURG, KENTUCKY 40330-1620
                                 (606) 734-5452
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on January 24, 2000
--------------------------------------------------------------------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Harrodsburg First Financial Bancorp, Inc. (the "Company"), will be held at the Ragged Edge Community Theater, 111 South Main Street, Harrodsburg, Kentucky on January 24, 2000, at 5:30 p.m., local time. A proxy card and a proxy statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon the following matters:

1.       The election of three directors of the Company;

2. The ratification of the appointment of Miller, Mayer, Sullivan & Stevens LLP as independent auditors of the Company for the fiscal year ending September 30, 2000; and

3. The transaction of such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on December 8, 1999 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

EACH  STOCKHOLDER,  WHETHER  OR NOT HE OR SHE PLANS TO ATTEND  THE  MEETING,  IS
REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ Debbie C. Roach
                                         ---------------------------------------
                                         Debbie C. Roach
                                         Secretary
Harrodsburg, Kentucky
December 22, 1999

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                    HARRODSBURG FIRST FINANCIAL BANCORP, INC.
                             104 SOUTH CHILES STREET
                        HARRODSBURG, KENTUCKY 40330-1620
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                January 24, 2000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harrodsburg First Financial Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at the Ragged Edge Community Theater, 111 South Main Street, Harrodsburg, Kentucky on January 24, 2000, at 5:30 p.m., local time (the "Meeting"). The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about December 22, 1999.

     At the Meeting, stockholders will consider and vote upon (i) the election of three directors; and (ii) the ratification of the appointment of Miller, Mayer, Sullivan & Stevens LLP as independent auditor of the Company for the fiscal year ending September 30, 1999. The Board of Directors of the Company (the "Board" or the "Board of Directors") knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, executed proxies will be voted "FOR" the nominees for directors set forth below and "FOR" the other listed proposals. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and matters incident to the conduct of the Meeting.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     Stockholders of record as of the close of business on December 8, 1999 (the "Record Date"), are entitled to one vote for each share of common stock of the Company (the "Common Stock") then held. As of the Record Date, the Company had 1,692,575 shares of Common Stock issued and outstanding.

     The certificate of incorporation of the Company ("Certificate of Incorporation") provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to the definition in the Certificate of Incorporation and includes shares beneficially owned by such person or any of his or her affiliates or associates (as such terms are defined in the Certificate of Incorporation), shares which such person or his or her affiliates or associates have the right to acquire upon the exercise of conversion rights or options, and shares as to which such person and his or her affiliates or associates have or share investment or voting power, but shall not include shares beneficially owned by any employee stock ownership plan or similar plan of the issuer or any subsidiary.

     The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the Meeting. Any shares voted by a broker will be considered present for purposes of determining whether a quorum is present as to all matters submitted for approval of the stockholders. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to Proposal I - the election of directors, the proxy being provided by the Board enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

     As to Proposal II as set forth herein and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) vote to "ABSTAIN" on such item. Unless otherwise required by law, such matters shall be determined by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote without regard to broker non-votes. Proxies marked "ABSTAIN" will be considered present and entitled to vote and will have the effect of a vote "AGAINST".

     As to other matters that may properly come before the Annual Meeting, unless otherwise provided in the Articles of Incorporation or Bylaws of the Company or by statute, a majority of these votes cast by shareholders shall be sufficient to pass on a matter.

     The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and matters incident to the conduct of the Annual Meeting, including matters of which the registrant did not receive notice until after November 6, 1999.

     Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, as of the Record Date, persons or groups who own more than 5% of the Common Stock. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of Common Stock at the Record Date.



                                                                     Percent of Shares of
                                               Amount and Nature of      Common Stock
Name of Beneficial Owner                       Beneficial Ownership      Outstanding
------------------------                       --------------------      -----------
First Federal Savings Bank of Harrodsburg
Employee Stock Ownership Plan Trust                174,570(1)              10.31%
104 South Chiles Street
Harrodsburg, Kentucky

----------------------------------
(1)      Held directly for the benefit of employees of the Bank.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") disclosing changes in beneficial ownership of the Common Stock. Based on the Company's review of such ownership reports, to the Company's knowledge, no officer, director, or 10% beneficial owner of the Company failed to file such ownership reports on a timely basis for the fiscal year ended September 30, 1999.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Certificate of Incorporation requires that the Board of Directors be divided into three classes, each of which contains approximately one-third of the members of the Board. The directors are elected by the stockholders of the Company for staggered three-year terms, or until their successors are elected and qualified. The Board of Directors currently consists of seven members. Three directors will be elected at the Meeting to serve three-year terms or until their successors have been elected and qualified.

     Arthur L. Freeman, Jack D. Hood and W. Dudley Shryock have been nominated by the Board of Directors to serve as directors for terms to expire in 2003. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why a nominee might be unavailable to serve.

     The following table sets forth the nominees and the directors continuing in office, their name, age, the year they first became a director of the Company or the Bank, the expiration date of their current term as a director, and the number and percentage of shares of the Common Stock beneficially owned as of the Record Date. Each director of the Company is also a member of the Board of Directors of the Bank.

                                                                                       Shares of
                                                 Year First          Current          Common Stock
                                                 Elected or          Term to          Beneficially        Percent
Name                              Age(1)        Appointed(2)         Expire            Owned (3)          of Class
----                              ------        ------------         -------           ---------          --------
                                      BOARD NOMINEES FOR TERM TO EXPIRE IN 2003
Arthur L. Freeman                   48              1999               2000                304(4)                  *
Jack D. Hood                        50              1976               2000             71,809(5)              4.24%
W. Dudley Shryock                   43              1998               2000              5,500(6)                  *
                                           DIRECTORS CONTINUING IN OFFICE
Jack L. Coleman, Jr.                45              1991               2001            25,851(6)(7)            1.53%
Thomas Les Letton                   47              1985               2001            21,100(6)(7)            1.25%
Elwood Burgin                       88              1961               2002            27,400(6)(7)            1.62%
Wickliffe T. Asbury, Sr.            48              1989               2002            35,430(8)               2.09%
All executive officers and
directors as a group
(10 persons)                                                                          292,709(9)              17.29%

------------------------
(1)  At September 30, 1998.
(2) Refers to the year the individual first became a director of the Company or the Bank.
(3) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust, and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated. Also includes shares of Common Stock allocated to the account of executive officers pursuant to the ESOP.
(4)  Mr. Freeman became a director of the Company on October 1, 1999.
(5) Includes options to purchase 24,000 shares of Common Stock immediately exercisable within 60 days of the Record Date.
(6) Excludes 174,570 shares of Common Stock held under the Employee Stock Ownership Plan ("ESOP") for which such individual serves as a member of the ESOP Committee or Trustee Committee and has shared voting power. Such individual disclaims beneficial ownership with respect to such shares held in a fiduciary capacity. As of the Record Date, 46,837 shares have been allocated under the ESOP to participant accounts. See "Director and Executive Officer Compensation - Benefits - Employee Stock Ownership Plan."
(7) Includes options to purchase 8,000 shares of Common Stock immediately exercisable within 60 days of the Record Date.
(8) Includes options to purchase 20,000 shares of Common Stock immediately exercisable within 60 days of the Record Date.
(9) Includes options to purchase 104,000 shares of Common Stock immediately exercisable within 60 days of the Record Date.
*    Less than 1.0%.

Biographical Information

     The business experience of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.


     Wickliffe T. Asbury, Sr. is a Vice President and Director of the Company and has been with the Bank since 1974. Mr. Asbury is also a member of the Anderson County Habitat For Humanity and the Finance Committee for Lawrenceburg-Anderson County Community Park.

     Elwood Burgin has been a director of the Bank since 1961. Prior to his retirement in 1983, Mr. Burgin was self employed as a road contractor and the owner of Mercer Stone and the Laura Coal Company.

     Jack L. Coleman, Jr. has been a director of the Bank since 1991. Mr. Coleman has been a partner and majority stockholder of Coleman's Lumber Yard for 27 years. He has also been a member of the Kentucky House of Representatives for 8 years. Mr. Coleman is a member of the Mercer County Chamber of Commerce.

     Arthur L. Freeman was named Chairman and Chief Executive Officer of the Company and the Bank, effective October 1, 1999. From January 1998 to September 1999, Mr. Freeman was Commissioner of the Kentucky Department of Financial Institutions. Prior to his appointment as Commissioner, he was the Vice President and Director of Thrift Membership for the Kentucky Bankers Association ("KBA"), following the merger of the Kentucky League of Savings Institutions with the KBA in 1995. Freeman served as President and Executive Director of the Kentucky League for five years and Vice President for two years. Mr. Freeman is a past Treasurer of the State YMCA of Kentucky, past Director of the Kentucky School Boards Association and Kentucky School Boards Insurance Trust, founding Director of the Kentucky School Boards Liquid Asset Fund, past Chairman of the Harrodsburg Board of Education, past President of the Mercer Chamber of Commerce, past Director of the Mercer Unit of the American Cancer Society, past Director of the Wilderness Trail YMCA, past Director of the Harrodsburg Municipal Housing Authority, and a past Director of the State Bank and Trust Company.

     Jack D. Hood is the President, Chief Operating Officer and a director of the Company and has been with the Bank since 1971. Mr. Hood is also Treasurer of the Mercer County Extension Office. He is a member of the Harrodsburg Rotary Club and a past Director of the Kentucky League of Savings Institutions. He is also a past President of Financial Institution Services of Kentucky.

     Thomas Les Letton has been a director of the Bank since 1985. He is also the President of The Letton Company, Inc., a real estate investment company, Thomas Travel, Inc., a travel agency, and Old Bridge, Inc., a golf course and development company, all located in Danville, Kentucky. He is also the secretary of W.F.L., Inc. and affiliates which owns thirteen Papa Johns Pizza franchises.

     W. Dudley Shryock has been a director of the Bank since 1998. Mr. Shryock is a certified public accountant practicing in Lawrenceburg, Kentucky. Mr. Shryock is treasurer for the Anderson County Fiscal Court.

     Charles W. Graves, Jr. is a Vice President of the Company and has been with the Bank since 1974. Mr. Graves currently serves as Treasurer of the Mercer County Senior Citizens, Inc., Finance Committee Chairman and Deacon for the Harrodsburg Baptist Church, Vice Chairman and Director for the Harrodsburg/Mercer County Industrial Authority, and Director of the United Way of Mercer County. Mr. Graves is also a member of the Mercer County Homebuilders Association and a member and past President of the Harrodsburg Lions Club.

     Teresa W. Noel is the Treasurer of the Company and has been with the Bank since 1975, and has been an officer since 1989. Ms. Noel is active in the Harrodsburg High School Band Boosters and serves on the Harrodsburg City School Board.

     Debbie C. Roach is the Secretary of the Company and has been with the Bank since 1970, and an officer since 1979.

Meetings and Committees of the Board of Directors

     The Company's Board of Directors conducts its business through meetings of the Board and through activities of its committees. All committees act for both the Company and the Bank. During the year ended September 30, 1998, the Board of Directors held 12 regular meetings. No director attended fewer than 75% of the total meetings of the Board of Directors of the Company and committees on which such director served during the fiscal year ended September 30, 1999.

     The Executive Committee is comprised of Directors Hood, Coleman, Jr., Asbury, Sr. and Shryock and possesses the power of the full Board of Directors. The Executive Committee meets on an as needed basis to act on corporate matters which require attention between regular board meetings. The executive committee did not meet during fiscal 1999.

     The Nominating Committee meets annually for the purpose of nominating the directors of the Company. While the Nominating Committee will consider nominees recommended by the stockholders, it has neither actively solicited recommendations from stockholders nor established any procedures for this purpose.

     The Salary Committee is comprised of Directors Letton and Shryock. The committee meets to review salaries and performance of officers and employees and recommends compensation adjustments and promotions. The committee met once in fiscal 1999.

     The Audit Committee is comprised of the entire board of directors. The audit committee meets once a year before a regular board meeting with the auditors of the Company.

     The Loan Committee meets as needed to review and approve or disapprove loans in excess of the delegated lending limits set by the Board. The loan committee is comprised of Directors Hood, Letton, Coleman, Jr., Asbury, Sr., and Shryock.

Director Compensation

     Each member of the Board of Directors of the Bank receives a fee of $750 per month. Separate board fees are not paid by the Company. No additional fees are paid for committee meetings. For the fiscal year ended September 30, 1999, fees paid to all directors totaled approximately $57,000, all of which were paid by the Bank.

     In addition, directors have been awarded stock options pursuant to the 1996 Stock Option Plan and may receive restricted stock pursuant to the Restricted Stock Plan.

Executive Compensation

     Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer of the Company. No executive officer of the Company had a salary and bonus during the fiscal year ended September 30, 1999 that exceeded $100,000 for services rendered in all capacities to the Company and the Bank.

                                                        Annual Compensation
                                            ------------------------------------------
                                                                                                 Long-Term
                                                                                               Compensation
                                                                                                 Awards(3)
                                                                          Other Annual     Securities Underlying     All Other
Name and Principal Position       Year       Salary         Bonus       Compensation(2)      Options/SARS (#)       Compensation
---------------------------       ----       ------         -----       ---------------      ----------------       ------------
Jack D. Hood                      1999      $92,700            --               $9,000                    --         $24,128(4)
President and Chief               1998       88,680            --                9,000                    --          29,403(5)
  Operating Officer(1)            1997       83,715            --                9,000                30,000          33,271(6)

------------------
(1) Effective October 1, 1999, Arthur L. Freeman became Chairman of the Board and Chief Executive Officer of the Company and the Bank. Mr. Hood will remain as President and Chief Operating Officer of the Company and the Bank.
(2)      Constitutes director fees.
(3) Awarded pursuant to 1996 Stock Option Plan. Awards vest 20% annually beginning January 27, 1998. Options are exercisable at $16.50 per share. At September 30, 1999 the closing price of the Common Stock was $13.25 per share.
(4) Includes $1,525 in 401(k) matching contributions made by the Company and 1,821 shares allocated to Mr. Hood's account pursuant to the ESOP (based on a per share price of $13.25 per share at September 30, 1999.
(5) Includes $1,465 in 401(k) matching contributions made by the Company and 1,832 shares allocated to Mr. Hood's account pursuant to the ESOP (based on a per share price of $15.25 per share at September 30, 1998.
(6) Includes $1,324 in 401(k) matching contributions made by the Company and 1,966 shares allocated to Mr. Hood's account pursuant to the ESOP (based on a per share price of $16.25 per share at September 30, 1997.


     Employment Agreements. In 1995, the Bank entered into employment agreements with Jack D. Hood, President, Chief Operating Officer of the Bank and Wickliffe
T. Asbury, Sr., Vice President of the Bank (the "Agreements"). The Agreements have a term of three years, expiring in 2002. The Agreements will be reviewed at least annually by the Board of Directors. The Agreements provide a disability benefit of 100% of compensation for a period of one year and 65% thereafter for the remaining term of the Agreements reduced by other disability benefits furnished by the Bank. The Agreements may be terminated by the Bank for "just cause" as is defined in the Agreements. If the Bank terminates Messrs. Hood or Asbury, Sr. without just cause, he will be entitled to a continuation of his salary from the date of termination through the remaining term of the Agreement. In the event of termination of employment in connection with any change in control of the Bank, Messrs. Hood and Asbury, Sr. will be paid in a lump sum an amount equal to 2.99 times his average compensation paid during the prior five years. In the event of a change in control and termination of employment had occurred at September 30, 1999, Messrs. Hood and Asbury, Sr. would have been entitled to an aggregate lump sum payment of approximately $507,285. The aggregate payments under such provisions would be an expense to the Bank, thereby reducing net income by that amount. The Agreements may be renewed annually by the Board of Directors upon a determination of satisfactory performance within the Board's sole discretion.

     Severance Agreements. The Bank entered into severance agreements with Charles W. Graves, Jr., Vice President, Debbie C. Roach, Secretary and Teresa W. Noel, Treasurer (collectively, the "Officers"). The severance agreements are for terms of three years ending in 2002. The agreements may be terminated by the Bank for "just cause" as defined in the agreements. The agreements contain a provision stating that in the event of termination of employment in connection with any change in control of the Bank, the employee will be paid a lump sum amount equal to 1.50 times the employee's salary. In the event of a change in control of the Bank and termination of employment at September 30, 1999, the Officers as a group would have been entitled to an aggregate lump sum payment of approximately $228,150. The aggregate payments under such provisions would be an expense to the Bank, thereby reducing net income by that amount. The agreements will be reviewed annually by the Board of Directors and can be extended for additional one-year periods upon a determination of satisfactory performance within the Board's sole discretion.

     Stock Option Plan. The Company has established the 1996 Stock Option Plan (the "Option Plan"). The Company has reserved 200,000 shares for issuance under the Option Plan. Officers, directors, key employees and other persons are eligible to participate in the Option Plan. The Option Plan is administered by a committee of outside directors (the "Option Committee"). The Option Plan authorizes the grant of (i) options to purchase Company Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that do not so qualify ("non-statutory options"). Authorized but unissued shares or treasury shares may be used to satisfy an exercise of an option under the Option Plan, resulting in an increase in the number of shares outstanding, which will have a dilutive effect on the holdings of existing stockholders.

     Options awarded to employees, officers, and directors become first exercisable at a rate of 20% annually commencing on the date of grant, except upon the death or disability of the Optionee, or upon a change in control of the Company. In the event of the death or disability of an Optionee, or a change in control, the options granted to such Optionee shall become immediately exercisable without regard to any vesting schedule.

                      Aggregated Option Exercises in Last Fiscal Year
                      -----------------------------------------------
                                                                                           Value of
                                                                 Number of         Exercisable/Unexercisable
                                                        Exercisable/Unexercisable        In-the-money
                  Shares Acquired        Value                     Options at             Options at
Name              on Exercise (#)     Realized             Fiscal Year-End(#)         Fiscal Year-End($)
----              ---------------     --------             ------------------         ------------------

Jack D. Hood                   --           --               18,000/12,000                  -- / --


     Restricted Stock Plan. The Company has established the Restricted Stock Plan ("RSP") as a method of providing directors, officers and employees in key management positions with a proprietary interest in the Company in a manner designed to encourage such directors, officers and employees to remain in the employment or service of the Company.

     The RSP Committee can grant RSP Awards to directors, officers and eligible employees at their discretion. RSP Awards are non-forfeitable. Recipients of the RSP Awards will earn (i.e., become vested in) over a period of time the shares of Common Stock covered by the Awards. Twenty percent (20%) of such awards shall be earned and non-forfeitable on the one year anniversary of the date of grant of such awards, and 20% annually thereafter, provided that the recipient of the award remains an employee, director or Director Emeritus during such period. RSP Awards will be 100% vested upon termination of employment due to death, disability, or following a change in control of the Bank or the Company. As of September 30, 1999, no awards had been made under the RSP.

Compensation Committee Interlocks and Insider Participation

     The Salary Committee consists of non-employee Directors Letton and Shryock.

Report of the Salary Committee on Executive Compensation

     During the year ended September 30, 1999, the executive officers of the Company consisted of Mr. Jack D. Hood (President), Mr. Wickliffe T. Asbury, Sr. (Vice President), Mr. Charles W. Graves, Jr. (Vice President), Ms. Teresa W. Noel (Treasurer) and Ms. Debbie C. Roach (Secretary).

     The Salary Committee meets annually to review compensation paid to executive officers and to determine the compensation levels for all officers. The Committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in and around the Bank's market area, including institutions with total assets of between $50 million and $150 million. Although the Committee does not specifically set compensation levels for executive officers based on whether particular financial goals have been achieved by the Bank, the Committee does consider the overall profitability of the Bank when making these decisions. With respect to each particular employee, his or her particular contributions to the Bank over the past year are also evaluated. With the approval of the Option Plan and the RSP, the Committee is able to align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

     During the year ended September 30, 1999, Jack D. Hood, President and Chief Operating Officer received an increase in salary from $88,680 to $92,700. The Committee will consider the annual compensation paid to the presidents and chief executive officers of financial institutions with assets of between $50 million and $150 million nationally, in the Commonwealth of Kentucky and surrounding states, as well as the individual job performance of Mr. Hood in consideration of his level of compensation.

         Salary Committee:

                  Thomas Les Letton
                  W. Dudley Shryock

Benefits

     Employee Stock Ownership Plan. The Bank has established an employee stock ownership plan (the "ESOP") for the exclusive benefit of participating employees. Participating employees are employees who have completed one year of service with the Bank or its subsidiary and have attained the age 21.

     The ESOP is funded by contributions made by the Bank in cash or the Common Stock. Benefits may be paid either in shares of the Common Stock or in cash. In accordance with the Plan, the ESOP borrowed funds from the Company to purchase 174,570 shares of the Common Stock issued in the Conversion. This loan is secured by the shares purchased and earnings of ESOP assets. Shares purchased with such loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. The Bank's financial reporting expense for the ESOP for the year ended September 30, 1999 was $154,109.

     The Board of Directors has appointed Directors Burgin, Shryock, Coleman, Jr. and Letton to the ESOP Committee to administer the ESOP. Directors Burgin, Shryock, Coleman, Jr. and Letton also serve as the ESOP Trustees. The Board of Directors or the ESOP Committee may instruct the ESOP Trustees regarding investments of funds contributed to the ESOP. The ESOP Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares and allocated shares for which no timely direction is received will be voted by the ESOP Trustees as directed by the Board of Directors or the ESOP Committee, subject to the Trustees' fiduciary duties.

     Pension Plan. The Bank sponsors a tax-qualified defined benefit pension plan (the "Pension Plan"). All full-time employees of the Bank are eligible to participate after 1 year of service and attainment of age 21. A qualifying employee becomes fully vested in the Pension Plan upon completion of five years of qualifying service. The Pension Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     The Pension Plan provides for monthly payments to each participating employee at normal retirement age (age 65). Upon termination at or after age 65 and completion of 25 or more years of service, the annual retirement benefit would be determined based upon 40% times the average of the Five Year Highest Salary. Retirement benefits may be paid after age 55, in which case such benefits shall be reduced by an early retirement factor. Retirement benefits at age 65 with less than 25 years of service are also reduced proportionately. This benefit may be reduced in the future as allocations under the ESOP are made.

     If a participant elects early retirement (age 55), the participant receives a reduced monthly benefit. If a participant elects late retirement, the participant receives an increased monthly benefit. Benefits are paid for the life of the participant following retirement. The Pension Plan also provides for payments in the event of death. At September 30, 1999, Mr. Hood had 27 years of credited service under the Pension Plan. At September 30, 1999, the monthly benefit payable to Mr. Hood at normal retirement age would have been $3,420. Total pension expense for the fiscal years ended September 30, 1999, 1998 and 1997, amounted to $0.

     Benefits are payable in the form of various annuity alternatives, including a joint and survivor option. For the Pension Plan year ended September 30, 1999, the highest permissible annual benefit under the Internal Revenue Code (the "Code") is $130,000.

     The following table shows the estimated annual benefits payable under the Pension Plan based on the respective employee's years of credited service and applicable average annual salary, as calculated under the Pension Plan. Benefits under the Pension Plan are not subject to offset for Social Security benefits.

                                                                     Years of Credited Service
                                          -------------------------------------------------------------------------
Salary                                       15          20              25               30                   35
------                                    -------      -------        -------          -------              -------
$ 50,000..........................        $12,000      $16,000        $20,000          $20,000              $20,000
  60,000..........................         14,400       19,200         24,000           24,000               24,000
  70,000..........................         16,800       22,400         28,000           28,000               28,000
  80,000..........................         19,200       25,600         32,000           32,000               32,000
  90,000..........................         21,600       28,800         36,000           36,000               36,000
 100,000..........................         24,000       32,000         40,000           40,000               40,000
 110,000..........................         26,400       35,200         44,000           44,000               44,000


     401(k) Savings Plan. The Bank has a tax-qualified defined contribution savings plan ("401(k) Plan") in place for the benefit of its employees. Employees become eligible to participate under the Plan after reaching age 21 and completing one year of service. Under the 401(k) Plan, employees may voluntarily elect to defer between 1% and 15% of compensation, not to exceed applicable limits under the Code (i.e., $10,000 in 1999). The Bank contributes a matching contribution of 25% of employee savings on the first 6% of an employee's salary.

     Benefits are payable upon termination of employment, retirement, death, disability or plan termination. Normal retirement age under the 401(k) Plan is age 65. Additionally, funds under the 401(k) Plan may be distributed upon application to the plan administrator upon severe financial hardship in accordance with uniform guidelines which comply with those specified by the Code. It is intended that the 401(k) Plan operate in compliance with the provisions of ERISA, and the requirements of Section 401(a) of the Code.

Certain Relationships and Related Transactions

     The Bank had no "interlocking" relationships existing on or after October 1, 1996 in which (i) any executive officer is a member of the Board of Directors/Trustees of another entity, one of whose executive officers is a member of the Bank's Board of Directors, or where (ii) any executive officer is a member of the compensation committee of another entity, one of whose executive officers is a member of the Bank's Board of Directors.

     The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors, and employees. The loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, and do not involve more than the normal risk of collectibility, or present other unfavorable features. Loans to executive officers and directors of the Bank and their affiliates amounted to $166,707, or 0.73% of the Bank's risk-based capital at September 30, 1999.

Performance Graph

     The following graph compares the cumulative total shareholder return of the Common Stock of the Company with that of (a) the total return index for domestic companies listed on the Nasdaq Stock Market and (b) the total return index for banks listed on the Nasdaq Stock Market. These total return indices of the Nasdaq Stock Market are computed by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. All three investment comparisons assume the investment of $100 at the market close on September 30, 1995 and the reinvestment of dividends when paid. The Company's Common Stock began trading on the Nasdaq National Market on October 4, 1995. The graph provides comparisons at the end of the fiscal years of the Company.

     There can be no assurance that the Company's stock performance will continue with the same or similar trends depicted in the graph below. The Company will not make or endorse any predictions as to future stock performance.

[GRAPHIC OMITTED]

                                               10/4/95 9/30/96  9/30/97   9/30/98   9/30/99
                                               ------- -------  -------   -------   -------
CRSP Nasdaq US Index                             $100    $119     $163      $166      $269
CRSP Nasdaq Bank Index                            100     128      213       211       225
Harrodsburg First Financial Bancorp, Inc.         100     142      135       131       120

--------------------------------------------------------------------------------
                PROPOSAL II - RATIFICATION OF INDEPENDENT AUDITOR
--------------------------------------------------------------------------------

     Miller, Mayer, Sullivan & Stevens LLP was the Company's independent auditor for the 1999 fiscal year. The Board of Directors has approved the selection of Miller, Mayer, Sullivan & Stevens LLP as its auditor for the 2000 fiscal year, subject to ratification by the Company's stockholders. A representative of Miller, Mayer, Sullivan & Stevens LLP is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a stat8ement if he or she so desires.

     Ratification of the appointment of the auditor requires the approval of a majority of the shares present and entitled to vote by the stockholders of the Company at the Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Miller, Mayer, Sullivan & Stevens LLP as the Company's auditor for the 2000 fiscal year.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.

     The Company's 1999 Annual Report to Stockholders, including financial statements, will be mailed on or about December 22, 1999 to all stockholders of record as of the close of business on December 8, 1999. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 104 South Chiles Street, Harrodsburg, Kentucky 40330-1620, no later than August 24, 2000.

     In the event the Company receives notice of a stockholder proposal to take action at next year's annual meeting of stockholders that is not submitted for inclusion in the Company's proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its stockholders intend to exercise their discretion to vote on the stockholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company's main office by November 25, 2000. The Company's Bylaws provide that if notice of a stockholder proposal to take action at next year's annual meeting is not received at the Company's main office by November 25, 2000, the proposal will not be eligible for presentation at that meeting.

--------------------------------------------------------------------------------
                                    FORM 10-K
--------------------------------------------------------------------------------

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, HARRODSBURG FIRST FINANCIAL BANCORP, INC., 104 SOUTH CHILES STREET, HARRODSBURG, KENTUCKY 40330-1620.


                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      /s/ Debbie C. Roach
                                      ------------------------------------------
                                      Debbie C. Roach
                                      Secretary
Harrodsburg, Kentucky
December 22, 1999

Appendix I

--------------------------------------------------------------------------------
                    HARRODSBURG FIRST FINANCIAL BANCORP, INC.
                             104 SOUTH CHILES STREET
                        HARRODSBURG, KENTUCKY 40330-1620
                                 (606) 734-5452
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                January 24, 2000
--------------------------------------------------------------------------------

     The undersigned hereby appoints the Board of Directors of Harrodsburg First Financial Bancorp, Inc. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Ragged Edge Community Theater, 111 South Main Street, Harrodsburg, Kentucky, on January 24, 2000, at 5:30 p.m., local time, and at any and all adjournments thereof, in the following manner:

                                                  FOR    WITHHELD
                                                  ---    --------

1.  The election as director of all nominees
    listed below for three-year terms:            |_|      |_|

    Arthur L. Freeman
    Jack D. Hood
    W. Dudley Shryock

INSTRUCTIONS: To withhold your vote for any individual nominee, insert the nominee's name on the line provided below.

-------------------------------

                                                  FOR    AGAINST    ABSTAIN
                                                  ---    -------    ------

2.  The ratification of the appointment
    of Miller, Mayer, Sullivan &
    Stevens LLP as independent auditors
    of Harrodsburg First Financial
    Bancorp, Inc., for the fiscal year
    ending September 30, 2000.                    |_|      |_|        |_|


In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors recommends a vote "FOR" all of the above listed propositions.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elects to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

     The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Stockholders, an Annual Report to Stockholders and a Proxy Statement dated December 22, 1999.



Dated:                              ,
       ----------------------------   -----


------------------------------   ------------------------------
PRINT NAME OF STOCKHOLDER        PRINT NAME OF STOCKHOLDER


------------------------------   ------------------------------
SIGNATURE OF STOCKHOLDER         SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.


--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------